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                                       PEN
                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): February 2, 2005

                            ENTERASYS NETWORKS, INC.

             (Exact Name of Registrant as Specified in Charter)


          Delaware                       1-10228               04-2797263
(State of Other Jurisdiction         (Commission File         (IRS Employer
       Incorporation)                     Number)           Identification No.)


                                50 Minuteman Road
                                Andover, MA 01810

             (Address of Principal Executive Office) (Zip Code)

     Registrant's telephone number, including area code: (978) 684-1000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01   OTHER EVENTS

On January 14, 2005, the United States District Court for the District of New Hampshire (the "Court") approved issuance and final distribution of approximately 7.4 million shares of the common stock of Enterasys Networks, Inc. (the "Company") as part of the previously announced settlement of the consolidated shareholder class action captioned "In Re Enterasys Networks, Inc. Securities Litigation". The issuance of these shares is the final part of the settlement of that litigation approved by the court in December 2003. These shares are presently expected to be issued and distributed to the claimants within approximately 30 days. Please do not contact the Company, the Court or Clerk's Office regarding the settlement. Individuals with questions regarding the rights of class members should contact Plaintiff's counsel, Berman DeValerio Pease Tabacco Burt & Pucillo.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            ENTERASYS NETWORKS, INC.


Date:  February 2, 2004                        By: /s/ Gerald M. Haines II
                                                 --------------------------
                                                 Gerald M. Haines II
                                                 Chief Legal Officer


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